UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Precision BioSciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38841	20-4206017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St. Suite A-100
Durham, North Carolina		27701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 919 314-5512

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 31, 2023, Precision BioSciences, Inc. (the “Company”) issued a press release to provide an update on its ongoing allogeneic chimeric antigen receptor T cell (“CAR T”) programs. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

As described in the accompanying press release, the Company will host a live webcast today, May 31, 2023 at 8:30 a.m., Eastern Time, to provide an update on its ongoing allogeneic CAR T programs and anticipated regulatory path forward. The dial-in conference call number is (800) 715-9871 and the conference ID number for the call is 4729500. Participants may access the live webcast, and accompanying presentation materials, as well as the archived webcast on the Company’s website in the Investors section under Events & Presentations: https://investor.precisionbiosciences.com/events-and-presentations.

The information in this Item 7.01 (including Exhibit 99.1) of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 31, 2023, the Company announced program updates across its allogeneic CAR T cell therapy pipeline, including new interim clinical data for the Company’s lead candidate, azercabtagene zapreleucel ("azer-cel"), a potential allogeneic CD19 CAR T therapy for the growing relapsed patient population with diffuse large B-cell lymphoma ("DLBCL"). The Company also provided the first clinical update on PBCAR19B stealth cell, in development as a potential allogeneic CAR T therapy for patients with relapsed/refractory (“R/R”) non-Hodgkin lymphoma (NHL), with primary focus on DLBCL.

As of May 30, 2023, the Company observed continued high response rates with an acceptable safety profile in R/R NHL patients. Among all evaluable subjects (n=61), overall response rate ("ORR") was 58% with 41% achieving a complete response ("CR"), across all doses and lymphodepletion regimen.

•
Activity was most compelling among the azer-cel treated subjects who had relapsed following autologous CAR T therapy (n=18); ORR was achieved in 83% of subjects and 61% achieved CR.
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In CAR T relapsed evaluable subjects (n=11), 55% had ongoing durable responses for ≥ 6-months.
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In the most recent CAR T relapsed cohort receiving optimized Dose Level 4b with FluCy7501 (n=5), 60% ORR was achieved, and 66% of evaluable patients achieved a full molecular remission ("MRD-") which may be predictive of durability.
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No Grade 3 or greater cytokine release syndrome ("CRS"), immune effector cell-associated neurotoxicity syndrome (ICANS), infection or graft versus host disease was observed in the most recent cohort.

A clinical meeting with the U.S. Food and Drug Administration ("FDA") has been scheduled in June 2023 to discuss next steps for azer-cel in the CAR T relapsed setting.

PBCAR19B is an allogeneic anti-CD19 CAR T candidate designed to evade immune rejection by host T cell and NK cells with a single ARCUS gene edit to insert a CD19 CAR transgene, knock-down beta-2 microglobulin, and insert an HLA-E transgene. As of May 30, 2023, in Phase 1 results the Company observed an acceptable safety profile with high overall response rates among all evaluable subjects with evidence of molecular remission (MRD-) and preliminary durability at Dose Level 2 (540 million cells)2.

•
Out of seven evaluable subjects at Dose Level 2, five with DLBCL and two with mantle cell lymphoma, PBCAR19B achieved 71% ORR and 43% CR rate.
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In DLBCL patients, ORR was achieved in 80% of subjects and 60% achieved a CR (MRD-).
•
No Grade 3 or greater cytokine release syndrome ("CRS"), immune effector cell-associated neurotoxicity syndrome ("ICANS"), infection or graft versus host disease was observed.
•
PBCAR19B stealth cell achieved proof of concept and appeared to be effective in delaying recovery of host T and NK cells.
•
PBCAR19B stealth cell dosed at 540M cells + FluCy750 has been established as the dosing regimen for further investigation in DLBCL patients.

The next steps for stealth cell will be to await further durability data and seek partnership for ongoing development in the earlier line DLBCL setting.

1Dose Level 4b = 500 × 106 cells (flat dose). FluCy750 lymphodepletion = fludarabine 30 mg/m2 × 3 days + cyclophosphamide 750 mg/m2 × 3 days.

2Dose Level 2 = 540 × 106 cells (flat dose) with FluCy750 lymphodepletion (fludarabine 30 mg/m2 × 3 days + cyclophosphamide 750 mg/m2× 3 days).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation,statements regarding the clinical development and expected efficacy and benefit of our product candidates, the expected timing of regulatory processes, expectations about our operational initiatives and business strategy, expectations around partnership opportunities, and expectations about achievement of key milestones. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. These statements are neither promises nor guarantees, but involve number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our ability to become profitable; our ability to procure sufficient funding and requirements under our current debt instruments and effects of restrictions thereunder; risks associated with raising additional capital; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; the risk that other genome-editing technologies may provide significant advantages over our ARCUS technology; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities and preclinical and clinical studies; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, and biotechnology fields; our or our collaborators’ ability to identify, develop and commercialize product candidates; pending and potential product liability lawsuits and penalties against us or our collaborators related to our technology and our product candidates; the U.S. and foreign regulatory landscape applicable to our and our collaborators’ development of product candidates; our or our collaborators’ ability to advance product candidates into, and successfully design, implement and complete, clinical or field trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; our ability to obtain an adequate supply of T cells from qualified donors; our ability to achieve our anticipated operating efficiencies at our manufacturing facility; delays or difficulties in our and our collaborators’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; our ability to obtain orphan drug designation or fast track designation for our product candidates or to realize the expected benefits of these designations; our or our collaborators’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; the rate and degree of market acceptance of any of our product candidates; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate executives and personnel; effects of system failures and security breaches; insurance expenses and exposure to uninsured liabilities; effects of tax rules; effects of the COVID-19 pandemic and variants thereof, or any pandemic, epidemic, or outbreak of an infectious disease; the success of our existing collaboration agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events; effects of sustained inflation, supply chain disruptions and major central bank policy actions; market and economic conditions; risks related to ownership of our common stock, including fluctuations in our stock price, and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.govand the Investors page of our website under SEC Filings at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Precision BioSciences, Inc., dated May 31, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date:	May 31, 2023	By:	/s/ John Alexander Kelly
John Alexander Kelly Chief Financial Officer